PROXY CARD

Cottonwood Mutual Funds

Clifford Capital Partners Fund

Proxy for a meeting of shareholders to be held on January 13, 2016

The undersigned hereby appoints Daniel T. Hart and Greg Myers as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Central Time / 11:00 a.m. Eastern Time, on January 13, 2016 at the offices of the Trust at 225 West Washington Street, 21st Floor, Chicago, Illinois 60606 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

___________________________________________
Signature(s)	(Title(s), if applicable)

This proxy will be voted as specified below. If the proxy is executed, but with respect to a particular proposal no specification is made, this proxy will be voted in favor of such proposal and in the discretion of the above-named proxies as to any other matter that may properly come before the Meeting or any adjournment thereof. Please indicate by filling in the appropriate box below.

Proposal 1 -

To approve the Agreement and Plan of Reorganization pursuant to which the Fund would be reorganized into a corresponding series of World Funds Trust.

FOR	AGAINST	ABSTAIN
□	□	□

Proposal 2 -

To approve revisions to the Fund’s fundamental investment restrictions.

IF YOU WISH TO VOTE FOR ALL OF THE FOLLOWING PROPOSALS NUMBERED 2.1 THROUGH 2.7 PLEASE CHECK EACH BOX.

If you wish to vote on the following proposals numbered 2.1 through 2.7 individually, vote below:

2.1

To amend the fundamental investment restriction regarding borrowing money.

FOR □  AGAINST □  ABSTAIN □

2.2

To amend the fundamental investment restriction regarding senior securities.

FOR □  AGAINST □  ABSTAIN □

2.3

To amend the fundamental investment restriction regarding underwriting.

FOR □  AGAINST □  ABSTAIN □

2.4

To amend the fundamental investment restriction regarding real estate.

FOR □  AGAINST □  ABSTAIN □

2.5

To amend the fundamental investment restriction regarding commodities.

FOR □  AGAINST □  ABSTAIN □

2.6

To amend the fundamental investment restriction regarding loans.

 FOR □  AGAINST □  ABSTAIN □

2.7

To eliminate the fundamental investment restriction regarding concentration.

FOR □  AGAINST □  ABSTAIN □

In their discretion, the named proxies may vote upon any other matters which may legally come before the Special Meeting, or any adjournment thereof.

WE NEED YOUR VOTE BEFORE JANUARY 13, 2016

 Your vote is important. If you are unable to attend the meeting in person, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the meeting. Sending in your proxy will not prevent you from personally voting your shares at the meeting. You may revoke your proxy before it is voted at the meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the meeting and voting in person.

THANK YOU FOR YOUR TIME